Exhibit 5.1

October 3, 2025

ProFrac Holding Corp.

333 Shops Boulevard, Suite 301

Willow Park, Texas 76087

Re:	ProFrac Holding Corp.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to ProFrac Holding Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Prospectus”) relating to the offering and resale from time to time by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”) of (i) up to 50,000 shares of the 8.00% Series A redeemable preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), and (ii) up to 3,171,970 shares of Class A common stock of the Company, par value $0.01 per share, issuable upon conversion of the Preferred Stock (the “Common Stock” and, with the Preferred Stock, the “Resale Securities”), pursuant to Rule 415 under the Securities Act held by those Selling Stockholders identified in the Registration Statement, as may be supplemented by one or more prospectus supplements (each, a “Resale Prospectus Supplement”).

The offering of the Resale Securities will be as set forth in the Prospectus, as supplemented by one or more Resale Prospectus Supplements. The preferences, limitations and relative rights of shares of the Preferred Stock are set forth in the Certificate of Designation in the form set forth as Exhibit 3.3 to the Registration Statement (the “Certificate of Designation”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus, or any Resale Prospectus Supplement, other than as expressly stated herein with respect to the Resale Securities.

We have examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s certificate of incorporation (the “Certificate of Incorporation”), bylaws, and the Certificate of Designation, each as amended and restated through the date hereof, (c) an executed copy of the Series A Redeemable Convertible Preferred Stock Purchase Agreement dated as of September 29, 2023, by and between the Company and the Selling Stockholders (the “Purchase Agreement”), pursuant to which the Preferred Stock was sold to the Selling Stockholders, and (d) originals or copies, certified or otherwise, identified to our satisfaction, of such records of the Company, such certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the purpose of rendering our opinions set forth below.

ProFrac Holding Corp. October 3, 2025 Page 2

In such examination and in rendering this opinion, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the conformity to the forms of documents filed as exhibits to the Registration Statement to the corresponding executed final versions thereof; (iv) the legal competence of all signatories to such documents; (v) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, certificates, documents, agreements and instruments we have reviewed; (vi) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vii) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties.

We have also assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded at the time the Resale Securities are offered or sold as contemplated by the Registration Statement; (ii) one or more Resale Prospectus Supplements, including the Prospectus describing the Resale Securities, if any, describing the Resale Securities offered thereby will have been prepared, delivered and filed with the Commission and will comply with all applicable laws; (iii) all Common Stock issued upon the conversion of the Preferred Stock will be issued in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus, and any applicable Resale Prospectus Supplement; (iv) there shall not have occurred any change in law affecting the legality or enforceability of any Resale Securities offered or issued pursuant to the Registration Statement or any prospectus or supplement thereto; (v) after the issuance of shares of Common Stock issued upon the conversion of the Preferred Stock offered pursuant to the Registration Statement and the Prospectus, the total number of issued shares of Common Stock, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock available for issuance under the Company’s Certificate of Incorporation, as amended, as then in effect; (vi) at the time of the issuance and sale of the shares of Common Stock issued upon the conversion of the Preferred Stock, the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware; (vii) except as specifically covered in the opinions set forth below, each of the Resale Securities constitute valid and binding obligations of each party thereto; and (viii) neither the issuance and delivery of the shares of Common Stock upon the conversion of the Preferred Stock, nor the compliance by the Company with the terms thereof, will result in the violation of any applicable law, result in a default under or breach of any agreement or instrument then binding upon the Company or result in the violation of any restriction imposed by any court or governmental body having jurisdiction over the Company.

ProFrac Holding Corp. October 3, 2025 Page 3

Our opinions herein are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction. Our opinions are based on these laws as in effect on the date hereof.

Based upon and subject to the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of opinion that:

1.	The Preferred Stock has been duly authorized and is validly issued, fully paid and non-assessable.
2.	The Common Stock has been duly authorized and, when and to the extent issued and delivered in accordance with the Certificate of Designation and the Certificate of Incorporation, will be validly issued, fully paid and non-assessable.

The opinions set forth above are subject, as to enforcement, to (a) the effect of bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally; (b) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the rules governing the availability of specific performance or injunctive relief, whether enforcement is sought in a proceeding in equity or at law; and (c) the provisions of law that require that a judgment for money damages rendered in a court in the United States be expressed only in United States dollars.

* * * * *

ProFrac Holding Corp. October 3, 2025 Page 4

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Our opinions set forth above are limited to the matters expressly set forth in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion letter speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Very truly yours,
/s/ Brown Rudnick LLP